Exhibit 32.2

WRITTEN STATEMENT OF THE PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER  PURSUANT TO 18 U.S.C. 1350

Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Secretary and Director of Legacy Mining LTD.(the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 14, 2008

/s/ Marc Sheive

Marc Sheive

Secretar/ Director